SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange
Act of 1934
Date of Report (Date of earliest event reported):
October 17, 2005 (October 12, 2005)
Central Parking Corporation
(Exact name of Registrant as specified in its charter)

Tennessee	001-13950	62-1052916

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
2401 21st Avenue South, Suite 200 Nashville, TN 37212

(Address of principal executive offices)
(615) 297-4255

(Registrant’s telephone number, including area code)
Not applicable

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425) ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12bb
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On October 12, 2005, the Company and Central Parking System, Inc., Allright Corporation, Kinney System Inc., CPS Finance, Inc. and Central Parking System of Tennessee, Inc. (the “Borrowers”), and certain subsidiaries of the Company (the “Guarantors”) entered into the Waiver Agreement (the “Agreement”) with a group of lenders having Bank of America, N.A as their administrative agent (the “Lenders”). In the Agreement, the Lenders waived certain representations made by the Borrowers in a Credit Agreement among the parties dated February 28, 2003 regarding the Company’s previously announced intention to restate its quarterly financial statements for the first three quarters of its fiscal year ended September 30, 2005. The Lenders also waived any financial covenant defaults, if any, that may have occurred, subject to the satisfaction of the other terms and conditions contained in the Agreement.
Item 8.01 Other Events.
     On October 17, 2005, the Company issued the press release attached hereto as Exhibit 99.1 announcing the preliminary results of its Dutch Auction tender offer, which expired at 12:00 Midnight, New York City time, on October 14, 2005.
Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.
(c) Exhibits

Number	Exhibit
99.1	Press release dated October 17, 2005.

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Central Parking Corporation
/s/ Jeff Heavrin
Jeff Heavrin
Senior Vice President and Chief Financial Officer

Date: October 17, 2005

Exhibit Index

Exhibit No.
99.1	Press release dated October 17, 2005.